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                                  PRESS RELEASE

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FOR IMMEDIATE RELEASE:                CONTACT:

VALHI, INC.                           Bobby D. O'Brien
Three Lincoln Centre                  Vice President and Chief Financial Officer
5430 LBJ Freeway, Suite 1700          (972) 233-1700
Dallas, Texas 75240-2697
(972) 233-1700

                      VALHI DECLARES QUARTERLY DIVIDEND AND
                     RESULTS OF ANNUAL STOCKHOLDERS MEETING


         DALLAS, TEXAS . . . May 21, 2003 . . . Valhi, Inc. (NYSE: VHI) announced today that its board of directors has declared a regular quarterly dividend of six cents ($0.06) per share on its common stock, payable on June 30, 2003 to stockholders of record at the close of business on June 13, 2003.

         Valhi also announced that its stockholders elected seven directors for terms of one year at the annual stockholders meeting held today. Valhi's directors are: Thomas E. Barry, Norman S. Edelcup, W. Hayden McIlroy, Glenn R. Simmons, Harold C. Simmons, J. Walter Tucker, Jr. and Steven L. Watson.

         Valhi, Inc. is engaged in the titanium dioxide pigments, component products (ergonomic computer support systems, precision ball bearing slides and security products), titanium metals products and waste management industries.

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